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                                                                    EXHIBIT 99.3

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Apache Corporation
     Registration on Form S-4

     We are aware that our reports dated May 6, 1994, July 26, 1994 and November 7, 1994 on our review of interim financial information of DEKALB Energy Company for the periods ended March 31, 1994, June 30, 1994 and September 30, 1994 respectively and included in DEKALB Energy Company's quarterly report on Form 10-Q for the quarters then ended are incorporated by reference in this registration statement of Apache Corporation on Form S-4. Pursuant to Rule 436(c) under the Securities Act of 1933, these reports should not be considered a part of the registration statement of Apache Corporation.

Calgary, Alberta, Canada
January 16, 1995                          COOPERS & LYBRAND